                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           KANSAS CITY POWER AND LIGHT
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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     0-11(a)(2)  and identify the  filing for which the  offsetting fee was paid
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


      This material is being filed pursuant to Rule 14a-6 and is the being provided to KCPL and UtiliCorp's employees and may be used by them as discussion points with interested parties.




                 UTILICORP UNITED AND KANSAS CITY POWER & LIGHT


                                 BETTER TOGETHER
- -------------------------------------------------------------------------------

UtiliCorp United and Kansas City Power & Light have a friendly agreement to combine and create a strong, full-service energy provider that will bring added value to our customers, employees, communities and shareholders. This new partnership, a merger of equals, ensures the confidence of continued low-cost energy, service dependability, local presence and sustained growth. In an increasingly competitive utility industry, with large companies quickly consuming smaller ones, the merger will secure continued local ownership of our customer's energy services.

Our agreement is credible, achievable and strategic. It is important all involved understand the value to be gained by this friendly merger.

* CUSTOMERS will receive continued reliable, low-cost energy and a greater choice of new energy-related products and services. Kansas and Missouri electric customers will receive a 2% rate reduction following our UCU-KCPL merger.

* EMPLOYEES of the combined company will realize increased opportunities as part of a stronger, growth-oriented company.

* COMMUNITIES will benefit from the continuity and commitment of a strong, community-minded energy provider that can provide support to attract business and stimulate economic growth in our service territory. The merged company will continue our tradition of supplying enhanced resources for philanthropic, volunteer and economic development support to the communities we serve.

* SHAREHOLDERS will have a secure investment, and dividends will be maintained at least at the current rate. Both companies have a history of consistent dividend growth which is expected to continue after the merger. Soon we'll have additional information to share with you on this subject.

In the midst of efforts to complete this friendly and beneficial merger, Topeka-based Western Resources has launched an aggressive hostile takeover bid for KCPL. However, strong companies are born not from hostile beginnings but from a partnership of equals working for the benefit of our employees, customers, communities, and shareholders. UtiliCorp and KCPL have grown with the communities we serve. Now, together, we want to continue to serve local energy needs long into the future.

- -------------------------------------------------------------------------------
UtiliCorp United
May 3, 1996

The material is being filed pursuant to Rule 14a-6 and is the text of an advertisement that will appear in print media beginning May 7, 1996.



WORKING TOGETHER



FOR A BETTER KANSAS CITY



WE'RE EMPLOYEES
We're Proud to be part of UtiliCorp, delivering reliable service to our more than 150,000 customers in the Kansas City area. We're looking forward to our planned merger with Kansas City Power & Light, because we know the importance of building a stronger company and a brighter future.



WE'RE CUSTOMERS
We're electric and gas utility customers too; reliable, low-cost rates are important to us and our families. We want the stable, fair rates that come from local control.



WE'RE SHAREHOLDERS
We're proud to be owners of our company. Like thousands of shareholders in the Kansas City area, we want to share in the strong economic performance of the new venture. It's a well-planned, healthy investment for the future.



WE'RE NEIGHBORS
We live here, and we're raising our families here. We have a real, personal stake in the Kansas City area, and we know and care about our community. To us, Kansas City is home -- not just the bottom line on a corporate balance sheet.



[PHOTOGRAPH OF 12 KANSAS CITY AREA EMPLOYEES]



We're some of the thousands of UtiliCorp employees who look forward to working together with our KCPL colleagues and neighbors. As one company, we will continue the local tradition of 180 years of combined commitment to our customers and to the Kansas City Area.

Better Together

[UtiliCorp United Logo]

This material is being filed pursuant to Rule 14a-6 and consists of slides for presentations that will be given to interested parties beginning May 7, 1996.


[UTILICORP LOGO]                           [KCPL LOGO]


                            MAY 1996

THE PERFECT MERGER OF EQUALS...

[TRIANGLE]

- -    GROWTH-ORIENTED
- -    NATIONAL/INTERNATIONAL
- -    OPERATING AND FINANCIAL STRENGTH


 ...DELIVERS BENEFITS TO ALL KEY STAKEHOLDERS

THE PERFECT MERGER OF EQUALS...

[TRIANGLE]

- -    ACHIEVABLE
- -    CREDIBLE
- -    STRATEGIC

NEW COMPANY TRAITS

- -    COMPETITIVE EXPERIENCE
- -    DIVERSITY
- -    $3B INVESTED IN GROWTH
- -    TOP 10 POWER MARKETING
- -    TOP 10 GAS WHOLESALING
- -    TOP LEVEL
     EMPLOYEE OWNERSHIP

BENEFITS TO STAKEHOLDERS

SHAREHOLDERS
- -    EARNINGS GROWTH
- -    RELIABLE DIVIDEND
- -    NON-REG. BUSINESSES
- -    COMPOUND GROWTH

CUSTOMERS
- -    RANGE OF SERVICES
- -    RATE REDUCTIONS/SHARED SAVINGS
- -    5-YEAR RATE STABILITY

BENEFITS TO STAKEHOLDERS

EMPLOYEES
- -    STRONGER COMPANY
- -    OPPORTUNITIES MULTINATIONAL
- -    STOCK IN COMPETITIVE
     NATIONAL COMPANY

COMMUNITIES
- -    VOICE IN NATIONAL POLICY
- -    ATTRACT NEW BUSINESS
- -    ENHANCED SUPPORT

SYNERGIES

COST SAVINGS OF $600 MILLION OVER FIRST 10 YEARS

[A PICTURE IMAGE]

A picture showing
various elements
of the energy industry.

SYNERGIES -- TOTAL $600 MILLION

- -    EXECUTIVE & ADMINISTRATIVE SUPPORT
         $65 MILLION
- -    FLEET & FACILITIES
         $30 MILLION
- -    PURCHASING/MATERIALS & FACILITIES
         $51 MILLION
- -    INFORMATION TECHNOLOGY
         $113 MILLION
- -    DISTRIBUTE AND TRANSPORT ENERGY
         $32 MILLION
- -    GENERATE ENERGY
         $315 MILLION

MAJOR DRIVERS

[A PICTURE IMAGE]

A picture showing major drivers of energy industry.

- -    TECHNOLOGY
- -    NEW ENTRANTS
- -    CUSTOMERS
- -    REGULATORY AND LEGISLATIVE REFORM

WINNER IN MARKETPLACE

- -    OPERATIONAL EXCELLENCE
- -    STRONG CREDIT RATING
- -    A TRUE ENERGY COMPANY
- -    GAS MARKETER/TRADER
- -    POWER MARKETER/TRADER
- -    NATIONAL BRAND -- ENERGYONE
- -    10-YEAR TOTAL RETURN:
     UCU: 17.3%     KCPL: 17.7%

        INDUSTRY 13.1%

GROWTH STRATEGY

- -    GOAL OF RETURN ABOVE
     S&P 500 AND INDUSTRY PEERS
- -    NEW PRODUCTS/SERVICES
- -    NON-REGULATED BUSINESSES
- -    GLOBAL INITIATIVES
- -    ALLIANCES/PARTNERSHIPS
- -    MERGERS/ACQUISITIONS

GROWTH RECORD


                                                    NEW
                                                  COMPANY
                                                  -------

     GAS SALES/TRANSPORTATION                      1,075%
     ELECTRIC SALES                                  179%
     TOTAL SALES                                     421%
     TOTAL CUSTOMERS                                 250%
     TOTAL ASSETS                                    200%


     NON-REGULATED BUSINESSES REACHED $1.6 BILLION

GROWTH IN SHAREHOLDER VALUE

             [BAR GRAPH]

            DECEMBER 31

     VCU                  CPL
     ---                  ---

85  1000                 1000
86  1539.43              1335.40
87  1205.20              1289.86
88  1665.40              1752.15
89  2107.26              2100.48
90  2091.46              2296.24
91  3083.56              3298.78
92  3162.00              3377.95
93  3819.58              3625.56
94  3392.51              3953.31
95  3980.76              4732.90

COMBINED FINANCIALS
(BASED ON YEAR END 1995 -- PRO FORMA)

MILLIONS                             UCU           KCPL          NEW
                                                               COMPANY
- -    REVENUES                     $2,798.5        $886.0       $3,684.5
- -    OPERATING INCOME               $225.1        $244.1         $469.2
- -    EARNINGS AVAILABLE              $77.7        $118.6         $196.3
- -    10-YEAR TOTAL RETURN             298%          373%
     (VS. INDUSTRY AVERAGE OF 211%)

- -    TOTAL ASSETS                 $3,885.9      $2,882.5       $6,768.4

[A Map of North America showing locations of Utilicorp and KCPL utility service area, marketing area, power projects, gas pipelines and gas processing plants.]

[Map of United States showing locations of power projects of KCPL and Utilicorp.]

[A Map of China and Jamaica showing locations of power projects.]

[A Map of British Columbia, New Zealand, United Kingdom and Australia showing locations of service territory and customer count.]

- -    BRITISH COLUMBIA
     81,000
- -    NEW ZEALAND
     279,000
- -    UNITED KINGDOM
     27,000
- -    AUSTRALIA
     520,000

THE PERFECT MERGER OF EQUALS...

[TRIANGLE]

- -    GROWTH ORIENTED
- -    NATIONAL/INTERNATIONAL
- -    OPERATING AND FINANCIAL STRENGTH

 ... DELIVERS BENEFITS TO ALL KEY STAKEHOLDERS

[UTILICORP LOGO]                       [KCPL LOGO]

                       MAY 1996

This material is being filed pursuant to Rule 14a-6 and consists of presenter notes for a presentation to various groups beginning May 6, 1996.

- -------------------------------------------------------------------------------
SLIDE 1: CURRENT UCU AND KLT LOGOS


POINTS TO MAKE:

- -    Welcome and self-introductions
- -    Excitement about the merger and what it will mean

     POINTS TO MAKE:

- -    For shareholders to want to merge, a combination must be achievable and believable, and make good long-term strategic sense.
- -    This deal satisfies all three points, and we will explain why....
- -    It's a friendly merger of equals, beneficial to both companies.
- -    We don't expect any major regulatory hurdles.
- -    Our synergies estimates were done by both companies plus an independent auditor
- -    Both companies are financially healthy and have sound track records of growth.
- -    The merger offers significant strategic and financial benefits for all stakeholders
- -    The first utility merger equally driven by synergies AND growth strategy

- -------------------------------------------------------------------------------
SLIDE 2:  THE PERFECT MERGER OF EQUALS.... DELIVERS BENEFITS TO ALL KEY
          STAKEHOLDERS


KCPL & UtiliCorp:

[TRIANGLE]

- -    Growth-Oriented
- -    Operating and Financial Strength
- -    National/International



POINTS TO MAKE:

- -    Combination with all stakeholder groups in mind
- -    Deal built on complementary strengths and attributes
- -    Combined company will deliver enduring, dynamic growth
- -    Both companies have growth strategies with proven track records
- -    Will grow faster together than either company could alone
- -    Active in emerging global market for energy

- -------------------------------------------------------------------------------
SLIDE 3:  NEW COMPANY TRAITS


- -    10 years experience operating competitive non-regulated businesses through growth in earnings and dividends
- -    Diverse products, territories, asset base and generating mix
- -    10 years investment in growth-- $3 billion
- -    Recognized leader in fuel procurement and generating technology
- -    Top 10 in power marketing
- -    Top 10 in gas wholesaling
- -    Top level of employee ownership



     POINTS TO MAKE:

- -    A superior deal because of what our combined companies bring together.
- -    Broad energy expertise and industry leadership.
- -    Geographic reach, national and international.
- -    We think like shareowners because so many of us (over 90%) ARE shareowners.

- -------------------------------------------------------------------------------
SLIDE 4:  BENEFITS TO STAKEHOLDERS


     SHAREHOLDERS
- -    Strong potential for earnings growth
- -    Reliable dividend with strong growth outlook
- -    Portfolio of non-regulated businesses
- -    Compound growth as combined company

     CUSTOMERS
- -    Range of energy products and services
- -    Immediate reductions in retail electric rates; shared savings
- -    5-year period of rate stability


     POINTS TO MAKE:

- -    Positioned to seize opportunities
- -    Being highly competitive benefits customers in quality of service, choice of products, and costs.

- -------------------------------------------------------------------------------
SLIDE 5:  BENEFITS TO STAKEHOLDERS


     EMPLOYEES
- -    Part of a stronger, growth-oriented company
- -    Expanded career opportunities with multinational reach
- -    Opportunity to own stock in a competitive, national energy company

     COMMUNITIES
- -    Stronger voice in national policy debates
- -    Greater ability to attract new business
- -    Enhanced community involvement and support



POINTS TO MAKE:

- -    Growing employee base; UCU added 450 jobs in 1995, has 200 new hire openings NOW...
- -    About 5 million shares owned by employees
- -    New company's growth will provide greater opportunity for employees and bring added jobs and support to communities.
- -    Both companies have strong records of community support and development

- -------------------------------------------------------------------------------
SLIDE 6: SYNERGIES (GRAPHIC)


- -    Cost savings of $600 million over a 10-year period



     POINTS TO MAKE:

- -    We came up with a very realistic estimate of savings, adhering to the strict guidelines specified by the Federal Energy Regulatory Commission.
- -    Our estimate was developed by about 300 employees from both companies and independent outside consultants.
- -    Now here's a look at the various components of that $600 million estimate:

- -------------------------------------------------------------------------------
SLIDE 6 SYNERGIES CONTINUED:


- -    Generate energy
- -    Distribute and transport energy
- -    Serve customers
- -    Purchasing/materials & facilities
- -    Information technology
- -    Executive and administrative support


POINTS TO MAKE:

- -    We have identified six main areas for cost savings:

- -    $315 MILLION in all aspects of power generation by:
     -- optimizing generation dispatch
     -- achieving maintenance efficiencies
     -- avoiding capital expenditures for future plant construction

- -    $32 MILLION through:
     -- consolidation of power station and substation facilities
     -- adoption of more efficient practices
     -- avoidance of capital outlays

- -    $4.3 MILLION through:
     -- collections
     -- expanding the use of cellnet
     -- consolidation of call centers

- -    $51 MILLION in purchasing and materials management through:
     -- combined volume purchasing benefits
     -- reduced inventories
     -- improved use of warehouse and storage facilities

- -    $30 MILLION in fleet and facilities management by:
     -- combining and reducing the inventory of vehicles
     -- achieving better lease terms
     -- improving maintenance support
     -- consolidating corporate headquarters in Kansas City and other facilities

- -    $113 MILLION in various information technology applications by:
     -- avoiding duplication
     -- consolidating support for systems such as accounting and customer information
     -- realizing savings on telecommunications, hardware and software, fees and licenses

- -    $65 MILLION in consolidating and optimizing a wide range of administrative and departmental process and systems duplications

- -------------------------------------------------------------------------------
SLIDE 7: MAJOR DRIVERS


     [ GRAPHIC ]

     ENERGY INDUSTRY

- -    Technology
- -    Customers
- -    New Entrants
- -    Regulatory and Legislative Reform



POINTS TO MAKE:

- -    Changing environment leading to intense competition, need for mergers
- -    Must have low-cost operations
- -    Must manage low-margin commodity business
- -    Must increase margins through new products and services
- -    With a blended management team and multiple marketing skills, our combined company is equipped to handle these challenges positively

- -------------------------------------------------------------------------------
SLIDE 8: WINNER IN MARKETPLACE


- -    Operational excellence
- -    Strong credit rating
- -    A true energy company
- -    National gas marketer/trader-- 10.5 bcf/day
- -    National power marketer/trader-- over 10,000 mwh/day
- -    First and dominant national brand-- EnergyOne
- -    Stand-alone 10-year average total return is above the industry--
     UCU: 17.3%;   KCPL: 17.7%;   electric industry:  13.1%.


POINTS TO MAKE:

- -    Operational excellence:
     -- KCPL known for fuel and fuel cost management;  $.77 per mmbtu in 1995
        (no one else below $1.00 in the region).
     -- Exceptional facilities availability.
     -- Iatan plant in top 10 for low production costs.
     -- Wolf Creek the #1 nuclear generator in U.S. and #4 in the world
        (total kwh produced)
- -    EnergyOne is a nationally recognized brand, making long-term, national account sales:
     -- Service Merchandise stores
     -- Applebee's;  Wendy's;  McDonalds
     -- California school districts
     -- Asian-American Hotel Association
     -- 3M;  IBM;  AT&T

- -------------------------------------------------------------------------------
SLIDE 9:  GROWTH STRATEGY



- -    Goal of total shareholder returns above S&P 500 and industry peers
- -    New products and services
- -    Non-regulated businesses
- -    Global initiatives
- -    Alliances and partnerships
- -    Mergers and acquisitions



     POINTS TO MAKE:

- -    Our companies have a successful track record in all of these areas.
- -
- -
- -

- -------------------------------------------------------------------------------
SLIDE 10:  GROWTH RECORD


                                                   NEW COMPANY
                                                   -----------
- -    Gas sales/transportation                        1,075%
- -    Electric sales                                    179%
- -    Total sales                                       421%
- -    Total customers                                   250%
- -    Total assets                                      200%
- -    Non-regulated businesses reached $1.6 billion



     POINTS TO MAKE:

- -    Strong growth track record.
- -    Figures are for 10-year cumulative growth, both companies combined.
- -    Customer growth includes 520,000 customers in Australia acquired in 1995.
- -    Non-regulated sales reflect businesses started from scratch within last 10 years.

- -------------------------------------------------------------------------------
SLIDE 11:  GROWTH IN SHAREHOLDER VALUE


     [ BAR GRAPH ]



     POINTS TO MAKE:

- -    Based on the 10-year history of our two companies, shown here, projecting total returns to shareholders for first 10 years after closing means that $1,000 invested would grow to over $5,000.
- -    Graph shows historic 10-year growth in total return to shareholders, assuming $1,000 invested on 12/31/85, including price appreciation, dividends and dividend reinvestment (including UCU 2% stock dividends paid semiannually in 1986 thru 1989).
- -    We are creating a diversified energy company designed for growth
- -    Responding to industry dynamics, similar to airlines and banking
- -    Starting with 2.5 million customers domestic and international
- -    Market covers the U.S., with a presence in six foreign countries
- -    Strong marketing infrastructure and customer focus
- -    Track record in acquisitions, expansion and new businesses
- -    More able to offer energy-related services
- -    Low-cost suppliers of energy
- -    Combined company's enviable position sets us apart from competition

- -------------------------------------------------------------------------------
SLIDE 12:  DIVIDEND OF NEW COMPANY

     Recommending $1.85 initial rate
     Up 18.6% from KCPL's $1.56
     Up 15.2% from UCU's $1.76
     Based on credible analysis
     Achievable growth potential



     POINTS TO MAKE:

     UCU's percent increase includes adjustment for conversion ratio
     Target payout ratio in the low 80% range
     Areas for continued earnings growth
          - Managing the base business(regulated wires and pipes)
              Synergies as identified in bottoms-up analysis facilitated by
               Ernst & Young
              Additional opportunities that we have identified as we started to work together to integrate the two companies
              These are real and achievable
          - Growing the business primarily from International and Non-Regulated activities
              International
                   Leverage proven acquisition strategy
                   Export existing operational expertise
                   Expanded access to capital markets to capitalize on new
                    investments
              UER's Wholesale Marketing and Pipeline/Processing Businesses, and
                   Double number of gas energy traders
                   Electric energy trading business
                   AQP has been aggressively pursuing the natural gas liquids market their earnings doubled from 1st Q1995 t0 1st Q1996.
              National marketing of new products and services to an increasingly unregulated market.
                   Market nationwide a variety of energy related products and services
                   Partnering of UCU & KCPL efforts will enhance opportunities

- -------------------------------------------------------------------------------
SLIDE 13: NORTH AMERICA WITH ARROWS TO FOREIGN COUNTRIES

          [ COMBINED SERVICE AREA MAP ]

     POINTS TO MAKE - NORTH AMERICA:

- -    Our new company will have extended, national market reach
- -    Marketing natural gas in nearly all 48 states.
- -    Marketing electric power nationwide.
- -    Electric and gas utilities in eight states and British Columbia.
- -    Poised for additional domestic and international growth
- -    A natural fit to achieve meaningful synergies.

     POINTS TO MAKE IPP PROJECTS:

- -    Our company has extensive experience with independent power projects, primarily in eastern and western states.
- -    Recently entered an agreement with Air Products and Chemicals to develop, own and operate generating projects in 16 states in the Midwest.
- -    Our interests in generating projects have international reach.
- -    We are investing in small-scale power projects in China.
- -    We are a partner in a 60 MW generating project in Kingston, Jamaica that will begin operations later this year.

     POINTS TO MAKE - BRITISH COLUMBIA, NEW ZEALAND, UNITED KINGDOM, AUSTRALIA:

- -    Our company has nearly 10 years experience with utility operations in other countries
- -    Today we are approaching 1 million international customers (numbers on screen).
- -    We are well wired into the emerging global market for energy, fueled by deregulation and privatization
- -    The U.K. market is opening up competition for more than 18 million residential gas customers.
- -    We are the managing partner in United Energy, got first pick of Victorian electric distribution companies.

- -------------------------------------------------------------------------------
SLIDE 14:  THE PERFECT MERGER OF EQUALS.... ACHIEVABLE, CREDIBLE, STRATEGIC


KCPL & UtiliCorp:

[TRIANGLE]

- -    Strategic
- -    Credible
- -    Achievable



CONCLUDING POINTS TO MAKE:

- -    Our merger is built on solid facts
     Benefits all stakeholder groups
- -    Builds on complementary strengths and attributes
- -    Will deliver enduring, dynamic growth
- -    Reliable dividend with growth outlook
- -    Both companies have growth strategies with proven track records
- -    Will grow faster together than either company could alone
- -    Deal is doable, credible and strategic.
- -    Now we will welcome your questions.

This material is being filed pursuant to Rule 14a-6 and will be distributed to interested parties beginning May 6, 1996.

                                                     May 6, 1996

The attached kit includes background information and other data to assist your understanding of the friendly merger between Kansas City Power & Light Company and UtiliCorp United Inc.

It is important that you know that this merger of equals, which will create a diversified energy company with assets exceeding $6.8 billion and more than
2.2 million customers, is predicated on delivering value to all of our key constituencies, from our shareholders and employees to the customers and communities we serve. We believe that the enclosed material makes a compelling case about the enduring benefits of this partnership.

The KCPL/UtiliCorp combination is driven by:

- -    An aggressive strategy for domestic and international growth, made possible with the merger of two companies with complementary strengths, geographic and asset diversity and visionary management

- -    Realistic cost savings, in excess of $600 million, determined by an independent consultant as well as employees from both companies

- -    The ability to lower rates, improve service and provide innovative energy products for our customers, and to increase job opportunities for our employees

- -    An attractive dividend policy that will treat both KCPL and UtiliCorp shareholders very competitively

We hope these materials are helpful and we are confident that after reviewing the attached information, you will reach the same conclusion we have: that a merger of equals between KCPL and UtiliCorp is a perfect fit for both companies -- as well as investors.

If you have any questions, about the enclosed material, please call KCPL Investor Relations at 1-800-245-5275 or UCU Investor Relations at
1-800-487-6661.

This material is being filed pursuant to Rule 14a-6 and will be used in certain meetings with various parties beginning May 6, 1996.


                UTILICORP UNITED/KANSAS CITY POWER & LIGHT
              A DIVERSIFIED ENERGY COMPANY POISED FOR GROWTH


   THE STRATEGIC MERGER WILL BLEND THE BEST OF TWO WORLDS: A CONSERVATIVELY
        MANAGED, WELL-CAPITALIZED FINANCIAL POSITION WITH AN AGGRESSIVE,
             STRATEGIC APPROACH TO DOMESTIC AND INTERNATION GROWTH


GROWTH STRATEGY:

- -    New products and services
- -    Alliances and partnerships
- -    Non-regulated businesses
- -    Mergers and acquisitions
- -    Global initiatives

- -------------------------------------------------------------------------------


DIVIDEND:

        THE BOARD OF DIRECTORS INTEND TO RECOMMEND AN INITIAL DIVIDEND
      OF $1.85 PER SHARE, AN 18.6 PERCENT INCREASE FOR KCPL SHAREHOLDERS
              AND A 15.2 PERCENT BOOST FOR UTILICORP SHAREHOLDERS.


  THE NEW COMPANY WILL DELIVER ENDURING, DYNAMIC GROWTH -- POSITIONED AT THE
      LEADING EDGE OF AN INDUSTRY UNDERGOING SIGNIFICANT CHANGE -- AND REFLECTING PROVEN GROWTH STRATEGIES OF BOTH PREDECESSOR COMPANIES


STRENGTHS:                                 INITIATIVES:

UTILICORP UNITED                           UTILICORP UNITED

- -    Diverse service territory and         -    EnergyOne
     range of products and services        -    Novell partnership
- -    Non-regulated operations over         -    Australia acquisition
     10 years                              -    UtilCo Group - James River
- -    Brand recognition and                      investment in New Zealand
     marketing infrastructure              -    Sold oil and gas reserves
- -    International presence
- -    Operational excellence

KANSAS CITY POWER & LIGHT                  KANSAS CITY POWER & LIGHT
- -    Low-cost provider of electricity      -    Low cost power producers
- -    Superior plant performance            -    Superior performance
- -    Leader in bulk power market                of Wolf Creek
- -    Innovative technologies               -    Open access tariff filed
- -    Strong balance sheet,                 -    Expansion into China
     dividend growth
- -    Unregulated expansion
- -    Vibrant service territory


                 This merger is credible, achievable, and strategic

This material is being filed pursuant to Rule 14a-6 and will be used by employees to prepare for presentations to interested parties beginning May 6, 1996.

ONE MINUTE POINTS

If you do not have the opportunity to give a presentation, please make sure to do at least following:

- -    Make sure you tell the money managers, brokers, etc. to vote.  Remind them that "NO VOTE IS A VOTE AGAINST THE UCU/KCPL MERGER."

- -    SELL THE DEAL.  This is the only deal, this is the best deal.

- -    There is no Western deal on the table and there may never be a deal.

- -    Provide them with merger information.  ENCOURAGE THEM TO CALL KCPL AT
     1-800-245-5275 OR UCU AT 1-800-487-6661 WITH QUESTIONS.

This material is being filed pursuant to Rule 14a-6 and will be used be employees to prepare for presentations to interested parties beginning May 6, 1996.

TALKING POINTS

Aggressively addressing money managers and brokerages will play a vital role in targeting those shareholders who hold stock in street name to assume that they vote. Remember, no vote is a vote against the UCU/KCPL merger, and we want to ensure that we reach as many shareholders as possible to relate the positive messages of the merger.

- - There is only one deal on the table. The only and best deal for all stakeholders is the January 19 agreement for the merger of equals between UtiliCorp and KCP&L.

- - Remember a no vote is a vote against the UCU/KCPL merger.

- - An aggressive strategy for domestic and international growth, made possible with the merger of two companies with complementary strengths, geographic and asset diversity and visionary management.

- - Realistic cost savings, in excess of $600 million, determined by an independent consultant as well as employees from both companies.

- - The ability to lower rates, improve service and provide innovative energy products for our customers and to increase job opportunities for our employees.

- - An attractive dividend policy that will treat shareholders of the new company very competitively without jeopardizing credit quality.

- - The deal has been approved by both boards, the purchase price and dividend are real.

                 OUR MERGER IS STRATEGIC, CREDIBLE, ACHIEVABLE

This material is being filed pursuant to Rule 14a-6 and will be used by various employees to prepare for questions in various meetings with interested parties beginning May 6, 1996.

SELL THE DEAL Q&A

The following is a list of possible questions you may be asked and their corresponding answers; please familiarize yourself with these questions and answers as well as the information enclosed in your packet before calling upon the targeted firms.

IT IS IMPORTANT TO NOTE THAT YOU MAY NOT HAVE THE ANSWERS TO EVERY QUESTION ASKED. DO NOT FEEL PRESSURED TO GIVE AN IMMEDIATE RESPONSE. IN THE EVENT THAT YOU DO NOT KNOW THE APPROPRIATE ANSWER, TELL THE INDIVIDUAL THAT YOU WILL REFER THE QUESTION TO A REPRESENTATIVE FROM THE COMPANY AND THAT THEY WILL BE CONTACTED SHORTLY FOR FURTHER EXPLANATION OR CLARIFICATION.

Remember to be firm and direct, but more importantly, continually "sell the deal." Reinforce that this is the only "real" deal on the table. The merger of equals will create a diversified energy company with the entrepreneurial spirit and financial strength to succeed in an increasingly competitive environment.

Q1. DO YOU THINK YOUR DIVIDEND OF $1.85 IS VIABLE? CAN YOUR EARNINGS PER SHARE SUPPORT THAT DIVIDEND? WHAT DO YOU SEE AS YOUR PAYOUT RATIO?

A. This dividend is viable. Both companies have a proven track record for significant growth. Our merger is based on an aggressive strategy for domestic and international growth, made possible by our combination of complementary strengths, geographic and asset diversity and visionary management. Our target payout ratio is in the low 80's. Based on this target, we feel comfortable with the recommended dividend level.


Q2.  HOW IS THE VOTE GOING?

A.   Under SEC rules we cannot comment on the results of the proxy solicitation.


Q3. IT SEEMS THAT THE CORNERSTONE OF UTILICORP'S GROWTH STRATEGY IS BASED ON MARKETING INITIATIVES. WILL THE NEW COMPANY CONTINUE THAT STRATEGY?

A. Our merger is based on a compelling growth strategy. This is a strategic merger that will blend a conservatively managed, well-capitalized financial position with an aggressive strategy and potential for domestic and international growth.

     [BUSINESS MARKETING magazine recently named UtiliCorp in a ranking of top ten marketers. UtiliCorp is the first utility company to be honored with this notable ranking. We were ranked ahead of AT&T and just behind Microsoft.]

Q4. ARE YOUR COST SAVINGS REALISTIC? HOW DID YOU ARRIVE AT A COST SAVINGS IN EXCESS OF $600 MILLION?

A. Yes. Our synergies analysis is based on FERC guidelines and was determined with the input of three hundred employees from both companies as well as an independent consultant.


Q5.  IS UTILICORP WILLING TO RAISE ITS BID? (TO BE ANSWERED BY UCU
     REPRESENTATIVE)

A. There is only one deal on the table. The only and best deal for all stakeholders is the January 19 agreement for the merger of equals between UtiliCorp and KCP&L.


Q6. WILL KCP&L'S CREDIT RATING SUFFER BY A MERGER WITH UTILICORP? (TO BE ANSWERED BY KCPL REPRESENTATIVE)

A. We believe that our merger will deliver significant and enduring value without jeopardizing credit quality. A merger with UtiliCorp actually lowers our business risk through service territory diversification and lessening the concentration of nuclear assets.


Q7. WHY WOULD UTILICORP WANT TO TAKE ON THE NUCLEAR RISK OF WOLF CREEK? (TO BE ANSWERED BY UCU REPRESENTATIVE)

A. Wolf Creek is one of the best run plants in the United States. UtiliCorp would not be interested in merging with any utility that had exposure to Nuclear problems. The combined company will have 26% of its net plant as a percent of total assets in Wolf Creek.


Q8. WHY DID THE KCPL BOARD REJECT THE WESTERN BID? (TO BE ANSWERED BY KCPL REPRESENTATIVE)

A. KCPL and Western do not share the same vision for the future. The UtiliCorp/KCPL merger is the only deal on the table. Western has not put any deal on the table and may never. The merger of equals will create a truly unique company that will benefit all key stakeholders, based on a compelling growth strategy for the future.

Q9. YOUR COMPANIES HAVE MADE SEVERAL ACCUSATIONS AGAINST WESTERN RESOURCES. IS THIS A BATTLE OF EGOS? (TO BE ANSWERED BY KCPL REPRESENTATIVE)

A. We are not here to bash Western Resources or talk about their supposed "offer." We are here to tell you about the only deal on the table. Western has not put any deal on the table and may never. We are providing you with all necessary information to help you analyze our merger agreement.


Q10. IN RECENT YEARS, MERGERS HAVE BEEN MOTIVATED MAINLY BY COST REDUCTION.  HOW
     DO ANTICIPATE YOUR SHAREHOLDERS TO REACT TO A MERGER BASED ON GROWTH?

A. We have received a very positive reaction from our shareholders. They realize the importance of long term value. While our merger provides realistic and significant synergies, the compelling focus is on a strategy for domestic and international growth. Our merger will create a truly unique company: one with customer focus and the growth characteristics of a diversified energy services provider, supported by the operating and financial strengths of a core utility business.

                                 URGENT!



This package contains important information about the proposed merger between Kansas City Power & Light (KLT) and UtiliCorp United (UCU).


It is important that you give the KLT & UCU shareholders with your firm an opportunity to vote prior to May 22.



      PLEASE FORWARD PROXY STATEMENTS TO KLT & UCU  SHAREHOLDERS ASAP!

There is only one transaction before the shareholders and it offers immediate benefits:


                           INITIAL DIVIDEND OF $1.85


(18.6% increase for KLT and 15.2% for UCU)

- --Backed by real savings and strategic growth plans--


                                 SEE DETAILS INSIDE